UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2024 (December 17, 2024)

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1824200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spitalstrasse 5

8200 Schaffhausen, Switzerland

+41 52 580 96 00

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.01 par value per share	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
4.650% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
5.150% Senior Notes due 2034	APTV	New York Stock Exchange
4.250% Senior Notes due 2036	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange
5.750% Senior Notes due 2054	APTV	New York Stock Exchange
6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMPLETION OF THE TRANSACTION

On December 13, 2024, the Royal Court of Jersey sanctioned the scheme of arrangement between Aptiv PLC (“Aptiv”) and its shareholders (the “Scheme”) the purpose of which was to effect a transaction (the “Transaction”) pursuant to which each shareholder of Aptiv’s ordinary shares, par value $0.01 per share, received ordinary shares, par value $0.01 per share, of Aptiv PLC (f/k/a Aptiv Holdings Limited) (“New Aptiv”) on a one-for-one basis. The Scheme became effective upon the filing of the court order sanctioning the Scheme with the Jersey Registrar of Companies on December 17, 2024. As a result of the Transaction, Aptiv, which was renamed to “Aptiv Irish Holdings Limited” in connection with the Transaction, became a wholly owned subsidiary of New Aptiv, a newly formed company organized in Jersey, and a tax resident of Switzerland.

At 6:00 p.m., New York Time, on December 17, 2024 (the “Transaction Time”), the following steps occurred effectively simultaneously:

1.	New Aptiv issued ordinary shares on a one-for-one basis to the holders of Aptiv PLC shares;

2.	New Aptiv received all outstanding shares of Aptiv PLC in exchange for the issuance of New Aptiv shares described in step 1; and

3.

all previously outstanding ordinary shares of New Aptiv, which prior to the Transaction Time were held by Aptiv, were repurchased by New Aptiv and then cancelled, in accordance with a resolution passed by Aptiv and such nominees.

Prior to the Transaction, the Aptiv ordinary shares were listed on the New York Stock Exchange (the “NYSE”) under the symbol “APTV” and registered under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). In connection with the Transaction, Aptiv expects to file with the SEC an application on Form 25 to strike the Aptiv ordinary shares from listing on NYSE and from registration under Section 12(b) of the Exchange Act. Aptiv also expects to file a Form 15 with the SEC to terminate the registration of the Aptiv ordinary shares under Section 12(g) of the Exchange Act and to suspend its duty under Section 15(d) of the Exchange Act to file reports required by Section 13(a) of the Exchange Act with respect to the Aptiv ordinary shares.

The New Aptiv ordinary shares are deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) under the Exchange Act. The New Aptiv ordinary shares are expected to begin trading on the NYSE under the symbol “APTV,” the same symbol under which the Aptiv ordinary shares previously traded, on December 18, 2024.

Item 1.01. Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Exchange

On August 1, 2024, as part of Aptiv’s share repurchase program, Aptiv entered into accelerated share repurchase agreements (the “ASR Agreements”) with each of Goldman Sachs International and JPMorgan Chase Bank, N.A. (the “Dealers”) to repurchase an aggregate of up to $3.0 billion of Aptiv’s ordinary shares, par value $0.01 per share. In connection with the Transaction, on December 17, 2024, New Aptiv entered into exchange agreements with Aptiv and each Dealer (the “ASR Exchange Agreements”) pursuant to which, each Dealer will transfer all of such Dealer’s obligations, rights, title and interest, powers, privileges and remedies under its ASR Agreement to New Aptiv, and New Aptiv will assume all such obligations, rights, title and interest, powers, privileges and remedies. New Aptiv will then enter into new accelerated share repurchase agreements (the “Reissued ASR Agreements”) with each Dealer, under which each Dealer will have the same obligations, rights, title and interest, powers, privileges and remedies vis-à-vis New Aptiv as such Dealer had vis-à-vis Aptiv, and New Aptiv will have the same obligations, rights, title and interest, powers, privileges and remedies vis-à-vis each Dealer as Aptiv had vis-à-vis such Dealer.

Under the terms of the Reissued ASR Agreements, the final number of shares to be repurchased by New Aptiv will be based on the average of the daily volume-weighted average price of New Aptiv’s ordinary shares, par value $0.01, (the “Company Shares”) on specified dates during the term of each Reissued ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the Reissued ASR Agreements. At settlement of each Reissued ASR Agreement, the relevant Dealer may be required to deliver additional Company Shares to New Aptiv, or under certain circumstances, New Aptiv may be required to deliver Company Shares or to make a cash payment, at its election, to the relevant Dealer. The final settlements of the transactions under the Reissued ASR Agreements are scheduled to occur no later than the second calendar quarter of 2025 and in each case may be subject to earlier termination under certain limited circumstances, as set forth in the Reissued ASR Agreements.

The Reissued ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of Company Shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the Company Shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by New Aptiv and the Dealers to one another.

From time to time, each Dealer and/or its respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with New Aptiv for which each Dealer (or such affiliates) has received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the Exchange Agreements and the Reissued ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the Reissued ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Guarantees of Aptiv Debt

In connection with the Transaction, New Aptiv entered into the Twelfth Supplemental Indenture (the “Twelfth Senior Supplemental Indenture”), dated as of December 17, 2024, by and among Aptiv, New Aptiv, the other guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Agent”) pursuant to which New Aptiv guaranteed all the outstanding senior notes previously issued by Aptiv under the Senior Indenture, dated as of March 10, 2015, as amended from time to time, by and among Aptiv, the guarantors party thereto, the Trustee and the Agent: €500 million principal amount of 1.60% Euro-denominated Senior Notes due 2028, $300 million principal amount of 4.35% Senior Notes due 2029, $550 million principal amount of 4.65% Senior Notes due 2029, $800 million principal amount of 3.25% Senior Notes due 2032, $550 million principal amount of 5.15% Senior Notes due 2034, €750 million principal amount of 4.25% Euro-denominated Senior Notes due 2036, $300 million principal amount of 4.40% Senior Notes due 2046, $350 million principal amount of 5.40% Senior Notes due 2049, $1,500 million principal amount of 3.10% Senior Notes due 2051, $1,000 million principal amount of 4.15% Senior Notes due 2052 and $550 million principal amount of 5.75% Senior Notes due 2054 (collectively, the “Senior Notes”).

In addition, in connection with the Transaction, New Aptiv entered into the Second Supplemental Indenture (the “Second Subordinated Supplemental Indenture”), dated as of December 17, 2024, by and among Aptiv, New Aptiv, the other guarantors party thereto, the Trustee and the Agent pursuant to which New Aptiv guaranteed the outstanding $500 million principal amount of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “Subordinated Notes”) previously issued by Aptiv under the Subordinated Indenture, dated as of September 13, 2024, as amended from time to time, by and among Aptiv, the guarantors party thereto, the Trustee and the Agent.

The Twelfth Senior Supplemental Indenture and the Second Subordinated Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively, and the foregoing summaries are qualified in their entirety by reference to Exhibits 4.1 and 4.2.

Further, in connection with the Transaction, New Aptiv became an obligor under each of (a) the Third Amended and Restated Credit Agreement, dated as of June 24, 2021, as amended from time to time (the “Revolving Facility Credit Agreement”), among Aptiv and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and (b) the Term Credit Agreement, dated August 19, 2024, as amended from time to time (the “Term Loan A Credit Agreement” and, together with the Revolving Facility Credit Agreement, each, a “Credit Agreement” and together, the “Credit Agreements”), among Aptiv and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. As of September 30, 2024, no amounts were outstanding under the Revolving Facility Credit Agreement and $600 million principal amount of Term Loan A due 2027 was outstanding under the Term Loan A Credit Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On December 17, 2024, pursuant to the Transaction, each holder of ordinary shares of Aptiv, par value $0.01 per share, outstanding immediately before the Transaction Time received one ordinary share of New Aptiv, par value $0.01 per share, on a one for one basis in respect of such outstanding Aptiv ordinary shares.

In connection with the Transaction, New Aptiv issued a total of 235,035,739 ordinary shares to the holders of Aptiv ordinary shares immediately prior to the Transaction Time. The terms and conditions of the issuance and exchange of the securities were sanctioned by the Royal Court of Jersey, after a hearing upon the fairness of such terms and conditions at which all Aptiv shareholders had a right to appear and of which adequate notice had been given. The issuance was exempt from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) by virtue of Section 3(a)(10) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders

The information included under Item 5.03 and the “Description of New Aptiv Shares” filed as Exhibit 4.3 hereto are incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information above under the heading “Completion of the Transaction” of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

As of December 17, 2024, following completion of the Transaction, the directors and executive officers of Aptiv immediately prior to the completion of the Transaction became the directors and executive officers of New Aptiv. New Aptiv’s directors will be subject to reelection at the 2025 annual general meeting of New Aptiv. In addition, as of December 17, 2024, following completion of the Transaction, New Aptiv replicated the committees that previously were in place for Aptiv, which include a Compensation and Human Resources Committee, a Nominating and Governance Committee, a Finance Committee, an Innovation and Technology Committee and an Audit Committee.

Long-Term Incentive Plans

In connection with the Transaction, effective as of December 17, 2024, the 2015 Long-Term Incentive Plan and the 2024 Long-Term Incentive Plan maintained by Aptiv (the “LTIPs”) were amended to provide (1) that ordinary shares of New Aptiv will be issued, held available or used to measure benefits as appropriate under the LTIPs, in lieu of shares of Aptiv, including upon exercise of any options or share appreciation rights or upon the vesting of any restricted shares or restricted share units previously issued under the LTIPs; and (2) for the appropriate substitution of New Aptiv for Aptiv.

Assumption of Employee Stock and Incentive Compensation Plans and Awards

On December 17, 2024, New Aptiv assumed the rights and obligations of Aptiv pursuant to the LTIPs and formally adopted the LTIPs, including Aptiv’s existing obligations in connection with awards granted thereunder. New Aptiv will undertake and discharge all of the rights and obligations previously discharged by Aptiv under the LTIPs and exercise all of the powers previously exercised by Aptiv pursuant to the terms of the LTIPs. All outstanding Aptiv equity awards issued under the LTIP on or before December 17, 2024 remain subject to the same terms and conditions as in effect immediately prior to their assumption by New Aptiv, except that upon the vesting or exercising of those awards, New Aptiv ordinary shares shall be issuable in lieu of Aptiv ordinary shares. Similarly, ordinary shares of New Aptiv, rather than ordinary shares of Aptiv shall be issued, held available or used as appropriate to give effect to purchases made under the LTIPs.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under the heading “Completion of the Transaction” of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference. In connection with the Transaction, effective as of December 17, 2024, New Aptiv adopted its Memorandum and Articles of Association. The description of the terms of New Aptiv’s Memorandum and Articles of Association included in Exhibit 4.3 filed hereto and the comparison thereof to the terms of Aptiv’s Memorandum and Articles of Association included under the headings “Description of New Aptiv Shares” and “Rights of Shareholders and Powers of the Board of Directors” in Aptiv’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2024 (the “Proxy Statement”) are incorporated into this Item 5.03 by reference. Copies of New Aptiv’s Memorandum and Articles of Association are filed herewith as Exhibit 3.1 and incorporated into this Item 5.03 by reference, and the foregoing information is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	3.1	Memorandum and Articles of Association of New Aptiv

	4.1	Twelfth Supplemental Indenture, dated as of December 17, 2024, among Aptiv Irish Holdings Limited (formerly known as Aptiv PLC), as issuer, Aptiv Corporation, Aptiv Global Financing Designated Activity Company, Aptiv PLC (formerly known as Aptiv Holdings Limited), Wilmington Trust, National Association, as the Trustee and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, with respect to the Senior Notes

	4.2	Second Supplemental Indenture, dates as of December 17, 2024, among Aptiv Irish Holdings Limited (formerly known as Aptiv PLC), as issuer, Aptiv Global Financing Designated Activity Company, Aptiv Corporation, Aptiv PLC (formerly known as Aptiv Holdings Limited), Wilmington Trust, National Association, as Trustee, Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, with respect to the Subordinated Notes

	4.3	Description of New Aptiv Shares

	10.1	Master Confirmation - Accelerated Stock Repurchase Transaction(s) dated December 17, 2024 by and between New Aptiv and Goldman Sachs International

	10.2	Master Confirmation - Accelerated Stock Repurchase Transaction(s) dated December 17, 2024 by and between New Aptiv and JPMorgan Chase Bank, N.A.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	APTIV PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary